EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Thomas Breen, President, Chief Operating Officer, interim Chief Financial Officer and director of id-Confirm, Inc., hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the Annual Report on Form 10-KSB of id-Confirm, Inc. for the year ended June 30, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of id-Confirm, Inc.

Dated: October 12, 2006

/s/ Thomas Breen
Thomas Breen
President, Chief Operating Officer, interim Chief Financial Officer and Director
(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)
id-Confirm, Inc.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to id-Confirm, Inc. and will be retained by id-Confirm, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.